EXHIBIT 3
JOINT FILING AGREEMENT
     In accordance with the requirements of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Perot Systems Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of September 30, 2009.

HWGA, Ltd.
/s/ H. Ross Perot
H. Ross Perot, Managing General Partner

/s/ H. Ross Perot
H. Ross Perot

Perot Family Trust Petrus Trust Company, LTA, Co-Trustee
By:		/s/ J.Y. Robb III
J.Y. Robb, III, President

/s/ Patricia Sue Hill
Patricia Sue Hill, not individually but as co-trustee for the Perot Family Trust

The Perot Foundation
By:		/s/ J.Y. Robb III
J.Y. Robb III, Treasurer

Petrus Financial Services, Ltd.
By:		Petrus Management Corporation, General Partner

	By:	/s/ J.Y. Robb III
J.Y. Robb III, President

Perot Investment Trust I Petrus Trust Company, LTA, Trustee
By:		/s/ J.Y. Robb III
J.Y. Robb III, President

Perot Investment Trust II Petrus Trust Company, LTA, Trustee
By:	/s/ J.Y. Robb III
J.Y. Robb, President

Perot Investment Trust III Petrus Trust Company, LTA, Trustee
By:	/s/ J.Y. Robb III
J.Y. Robb, President

Perot Investment Trust IV Petrus Trust Company, LTA, Trustee
By:	/s/ J.Y. Robb III
J.Y. Robb, President

Perot Investment Trust V Petrus Trust Company, LTA, Trustee
By:	/s/ J.Y. Robb III
J.Y. Robb, President

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